                                                                   EXHIBIT 10.23


           INTERNET DEVELOPMENT, MARKETING AND DISTRIBUTION AGREEMENT


         This INTERNET DEVELOPMENT, MARKETING AND DISTRIBUTION AGREEMENT (the "Agreement") is dated as of May 19, 1999, (the "Effective Date"), by and between BuildNet, Inc., a North Carolina corporation, with its principal place of business at 4815 Emperor Drive, Suite 214, Morrisville, North Carolina 27560 ("BuildNet"), and General Electric Company, a New York corporation, ("GE") by and through its General Electric Appliances operating unit having a place of business at Appliance Park, Louisville, Kentucky 40225 ("GEA").


                                    RECITALS

         WHEREAS, BuildNet, itself and through its affiliates, develops and markets software products and services for builders, and is developing and intends to operate an Internet-based service for processing and supporting electronic commerce transactions between suppliers and buyers of building related goods and services; and

         WHEREAS, GEA manufactures and/or sells appliance products and services to builders and authorized builder-distributors and desires to facilitate those sales through the BuildNet System; and

         WHEREAS, GEA seeks to utilize certain technological capabilities of BuildNet, including certain technologies used in the operation of the BuildNet System in order to make the building supply purchase process over the Internet or other electronic platforms more accessible and efficient; and

         WHEREAS, BuildNet wishes to license, for inclusion in the BuildNet System, certain content owned or licensed by GEA relating to various GEA products and services; and

         WHEREAS, BuildNet and GEA have determined that it is in their respective strategic interests to enter into this agreement pursuant to which BuildNet and GEA shall license, develop, promote and present certain information content, technology, and services related to the building supplies purchasing process;


                                   AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, BuildNet and GEA hereby agree as follows:



Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1 Defined Terms. Unless the parties, in writing, agree otherwise, the following defined terms shall have the meanings set forth herein:

               (a) "Affiliate" means any entity that controls, is controlled by, or is under common control with the named entity, whether directly or through one or more intermediaries. For purposes of this definition "controlled" and "control" mean ownership of more than fifty percent (50%) of the voting capital stock or other interests having voting rights with respect to the election of the board of directors or similar governing authority.

               (b) "BuildNet Marks" means any and all trademarks, trade names and/or service marks owned by BuildNet and related to the BuildNet System.

               (c) "BuildNet System" means the electronic commerce transactions and information services network under development by BuildNet, consisting of: (i) BuildNet's Internet website(s) designed hereunder and devoted to ecommerce transactions, or BuildNet's successor websites thereto;
(ii) any other websites or means of electronic display or presentation relating to the building supply purchasing process exclusively controlled by BuildNet or its Affiliates; (iii) software to create and publish product catalogs; (iv) transaction adapter and transaction processing software; (v) BuildNet's End User software (or that of its Affiliates or other strategic partners) to the extent used to connect or provide an interface to the BuildNet System website or which materially affects a Customer's, End User's or Member's ability to use the ecommerce functionality of the BuildNet System effectively; and (vi) any proprietary communications links between the BuildNet System website and Customers or Members.

               (d) "Covered Items" means any products or services offered to builders in the following categories: refrigeration, cooking, microwave, laundry, dishwasher, water heaters, water filtration systems, water softeners, removable room air conditioners (i.e., window mounted), and extended service contracts for consumer products. The Covered Items are all included under the appliance major product category (as defined in Section 3.3) for which GEA is the Founding Member.

               (e) "Customer" means any builder that uses the BuildNet System to obtain information or purchase goods or services.

               (f) "End User" means a visitor to the BuildNet System, other than a Customer, who also may be an actual or potential building supply purchaser or distributor.

               (g) "GEA Content" means GEA product specifications and descriptions for Covered Items, digitized representations of GEA products, and any other proprietary informational content provided by GEA for placement on or linkage from or to the BuildNet System.

               (h) "GEA Marks" means any and all trademarks, trade names, and/or service marks owned by GE and used in connection with the GEA Content.


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               (i)       "GEA Technology" means: (i) GEA's CustomerNet and
Interactive Design Center sites and related software; (ii) GEA's order entry and order fulfillment system; and (iii) any Proprietary Information of GEA provided to BuildNet under this Agreement.

               (j) "Intellectual Property Rights" means intellectual property and/or proprietary rights, including, without limitation, copyrights (including, but not limited to, rights in audiovisual works); moral rights; patent rights (including patent applications and disclosures); rights of priority; publicity rights, trade secret rights; registered or otherwise protected trademarks, trade names, and service marks, and protections from trademark dilution; to the extent that any of the foregoing are recognized in any country or jurisdiction in the world.

               (k) "Member" means a manufacturer or distributor of building supplies who contracts with BuildNet to supply goods or services to Customers through the BuildNet System. Members include those manufacturers and distributors, including GEA, who enter into Founding Member Agreements (as defined in Section 3.3) with BuildNet in accordance with the provisions of this Agreement ("Founding Members"). A manufacturer or distributor may also become a "Member" by entering into a Preferred Member Agreement or a Standard Member Agreement with BuildNet. Those Members entering into Preferred Member Agreements shall be hereinafter referred to as "Preferred Members" and those Members entering into Standard Member Agreements shall be hereinafter referred to as "Standard Members."

               (l) "Proprietary Information" of a party means: any confidential, proprietary or trade secret information disclosed by a party that is identified in writing as such at the time of its initial disclosure, or if initially disclosed in intangible form, is reduced to tangible form and properly identified as such within 30 days of initial unmarked disclosure, including without limitation: (i) information disclosed by a party relating to product development strategy and activity, corporate assessments and strategic plans, financial and statistical information, accounting information, software, systems, processes, formulae, inventions, discoveries, policies, guidelines, procedures, practices, disputes or litigation; (ii) trade information relating to such party's employees, contractors or customers which, if released, would cause an unlawful or actionable invasion of privacy; and (iii) compilations or summaries of information or data that is itself Proprietary Information. For purposes of this Agreement, information shall be deemed to be disclosed by a party if such information is disclosed by any of its officers, employees, directors, consultants, agents, representatives or Affiliates.

               (m) "Statement of Work" means the description of the parties' development responsibilities, budgets and implementation schedules set forth in Exhibit A.


                                   ARTICLE II

               DEVELOPMENT AND INTEGRATION OF THE BUILDNET SYSTEM



         Section 2.1 Development of BuildNet System. BuildNet will develop the BuildNet System and integrate GEA Content and transactional capabilities in accordance with the specifications and schedule set forth in the Statement of Work. In connection with such


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development efforts, BuildNet and GEA will perform the activities specified in this Article II and the Statement of Work.

         Section 2.2 BuildNet System Design. BuildNet will enable direct e-commerce transaction processing capabilities for the purchase of the Covered Items from GEA and GEA-authorized distributors, in a manner consistent with the BuildNet System architecture for electronic commerce transaction processing generally; provided, however, GEA will provide design input for product features specific to Covered Items and have final approval of the results of the integration of the GEA Content and GEA Technology with the BuildNet System before such results are made publicly available. No changes to the overall "look and feel" of the electronic commerce capabilities for Covered Items will be made without prior approval of GEA. BuildNet shall not alter the wording or context of any GEA Content without the prior written approval of GEA. GEA shall use commercially reasonable efforts to promptly correct any errors contained in such content of which it becomes aware, and BuildNet shall use commercially reasonable efforts to incorporate any such corrections within forty-eight (48) hours of its receipt thereof.

         Section 2.3 Technical Contacts. BuildNet and GEA will each designate a technical contact (collectively, the "Technical Contacts") as the primary individuals responsible for facilitating communication between GEA and BuildNet and for coordinating the development and integration efforts contemplated herein.

               (a) Modifications to Statement of Work. Upon mutual written agreement, the Technical Contacts may from time to time modify the Statement of Work, provided that any modifications to the Statement of Work that materially increase the cost or time to complete the development and integration are approved by authorized representatives of GEA and BuildNet. Any modifications to the Statement of Work will be made in writing.

               (b) Schedule. The Technical Contacts will confer on a regular basis to assess the status of the development effort with respect to the agreed-upon schedule for such effort ("Schedule").

         Section 2.4 Development Personnel. BuildNet will dedicate, as mutually agreed upon by the Technical Contacts, sufficient personnel with appropriate technical skill to the development and integration effort to ensure that the BuildNet System is developed and the integration completed in accordance with the Schedule.

         Section 2.5 "Best of Breed" Performance Standards To Be Maintained By BuildNet. BuildNet shall exercise all commercially reasonable efforts to perform its responsibilities set forth in this Agreement so that, to the extent applicable, the BuildNet System is competitive with or superior to any other commercial electronic building supply purchasing services offered in similar markets to similar customers ("Best of Breed Performance Standards"). For purposes of this Section, competitiveness or superiority shall be ascertained on the basis of material, objective performance factors, including response time, functionality, and reliability. [*].

         Section 2.6 GEA Assistance. GEA will use reasonable commercial efforts to provide appropriate and timely support to BuildNet's development and integration efforts. In connection


                                       4
Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

with such efforts, GEA will make available: (i) such information and access as necessary to allow integration of the BuildNet System with GEA's order, ship and bill systems; (ii) an electronic list of valid GEA model/product information for Covered Items for sale over the BuildNet System; (iii) all applicable information and content contained in GEA CustomerNet which is deemed necessary by both parties for integration; and (iv) development personnel and resources as provided in the Statement of Work.

         Section 2.7 Development Expenses. Except as expressly stated in this Agreement, [*] and will pay for the costs of the personnel, materials, and facilities it contributes to such effort. Similarly, [*] will pay for the costs of the personnel, materials, and facilities it contributes to the integration effort. Without limiting the foregoing, [*] will be responsible for all costs associated with the implementation of the BuildNet Transaction Adapter (as defined in the BuildNet Founding Member Agreement, a copy of which is attached as Exhibit B). In addition, [*] will be responsible for all costs associated with the implementation for [*] of the BuildNet Product Data Service, (as defined in the BuildNet General Services Agreement, substantially in the form attached hereto as Exhibit E), such costs not to exceed [*] given the following assumptions: (i) all catalog and Product Data Services are outsourced to BuildNet; (ii) as necessary for Product Data Services integration, full and unhindered access to data, information, design documentation, facilities, equipment, and appropriate [*] personnel is available on a timely basis; and
(iii) there are two, and only two, systems to which the BuildNet Product Data Service must integrate to allow the creation of an online catalog--(A) an Oracle database with standard ODBC access methods available, and containing all basic textual information about GEA products, and (B) a document repository made by FileNet, Inc. called Panagon, which will supply a "C" language API for access to the data and for which the API will provide access methods similar to ODBC (i.e., it allows random access to the data, with indexes or other means of quickly locating appropriate information, and the resulting datasets can be extracted in standard formats). The BuildNet General Services Agreement will be agreed upon by the parties within sixty (60) days of the Effective Date and will be substantially in the form set forth in Exhibit E. The parties will discuss in good faith any cost overruns due to failure of the above assumptions pursuant to Article 13 hereto.

         Section 2.8 Maintenance Obligations. BuildNet shall update the BuildNet System as promptly as is practicable and at least as often as is necessary to maintain compliance with any applicable government regulations and standard industry practices. GEA shall update the GEA Content displayed on the BuildNet System as promptly as is practicable and at least as often as is necessary to maintain compliance with any applicable government regulations and standard industry practices. In addition, the parties will cooperate to maintain the transactional capabilities between GEA and BuildNet as the BuildNet Transaction Adapter upgrades are released.


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Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

                                  ARTICLE III

                                  DISTRIBUTION

         Section 3.1     Direct Distribution.

               (a) Except as provided in section 3.2, [*] within the BuildNet System to sell Covered Items to Customers for a period beginning on the Effective Date and continuing until [*] following completion of Beta Test of the BuildNet System as integrated with GEA Content transactional capability. (Such [*] period, during which the parties will be conducting system and marketing phase-in, is referred to herein as the "National Roll-Out Period"). For the purposes of this Agreement, "Beta Test" will be deemed completed when the BuildNet System has been introduced and successfully passed preliminary testing for local distributors in at least two cities and has been introduced and passed preliminary testing with at least one national building supply distributor (e.g. Lowes, 84 Lumber, Carolina Holdings). (As used herein, "preliminary testing" means the BuildNet System shall, with respect to the above-referenced Beta Test Customers only: (i) demonstrate the functionality described in Exhibit A, Scope of Work, including a working electronic commerce system with a working transaction adapter and electronic product catalog, and
(ii) demonstrate the basic operational capabilities of industry-comparable electronic commerce purchase and order systems, and (iii) be approved by each designated Beta Test Customer as confirmed by their executing a Beta Test Certificate of Completion. [*].

               (b) After the National Roll-Out Period, the BuildNet System will be "relationship based" such that any Customer of Covered Items with an established purchaser relationship with a given manufacturer or supplier who is a current Member may choose to add that Member to its BuildNet System interface. In no event will the BuildNet System support generic comparison shopping for Covered Items. The particular terms of the purchase relationship (i.e. contract terms, pricing, etc.) between a Member and Customer, to the extent known and verified by BuildNet, will be treated in the strictest confidence and will not be disclosed to other Members or Customers, or be made generally available within the BuildNet System for comparison shopping purposes. Customers with multiple purchaser relationships in a given product category will remain free to comparison shop; provided, however, that the system architecture will not facilitate this with features that primarily promote comparison shopping, but will instead focus on creating a total relationship between Customer and Member.

               (c) GEA will have the [*] to use the BuildNet system to sell any of its products or services not included within Covered Items.

         Section 3.2 Indirect Distribution. BuildNet will be free to offer membership in the BuildNet System to "intermediaries" (e.g. distributors and supply companies), used by manufacturers to distribute their brands of products and services to builders, without regard to whether such intermediaries offer or sell Covered Products. Such membership may be offered at any time including during the National Roll-Out Period. GEA will provide to BuildNet a list of intermediaries that will have the first right to enroll in the BuildNet System for the Covered Items, prior to BuildNet contacting others not on the list. Any such intermediaries electing to enroll in the BuildNet System will be given priority in scheduling of installation over all other system participants whose installations have not been scheduled. [*].


                                       6


Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

         Section 3.3 Founding Member Agreements. BuildNet will establish one ground-floor supporter ("Founding Member") in each major product category included in the BuildNet System other than the Covered Items (all of which shall be included in the appliance major product category for which GEA is the Founding Member). Each Founding Member will enter into a Founding Member Agreement substantially in the form set forth in Exhibit B, as it may, by mutual consent, be amended from time to time. BuildNet currently anticipates that there will be approximately twelve (12) to sixteen (16) major product categories. GEA (and the other Founding Members, including GEA, to the extent BuildNet so determines consistent with Exhibit B) will be accorded preferred status over Preferred Members and Standard Members on the BuildNet System, and be provided benefits including without limitation:

               (a) System default to the Founding Member in each category for all plans, menus and applications (provided, however, nothing herein will limit GEA's rights under Section 3.1 with respect to removable room air conditioners or any other Covered Items);

               (b) Preferred positioning and placement, including first position for all relevant menus and lists, online catalog presence, Customer desktop Founding Member positioning, priority position on the desktop within the applicable product category, and distributor priority by product category;

               (c)       Preferred fee structure;

               (d) Preferred marketing assistance, upon a Founding Member's request, including co-market/sponsor/seminars/events program, city roll-out sponsor opportunity, and trade show kiosk for Founding Member booth and BuildNet representative;

               (e) Founding Member advertising program, including prominent Founding Member visibility in advertising and promotion of the BuildNet System, and preferred status in website design and on-line advertising;

               (f) Fee-waived website hosting for the GEA product and services catalog and fee-waived resource site hosting (e.g. Owens-Corning Energy F/X, GE Kitchen Design Center, etc.); and

               (g) Other advantages to be added as Internet technology improves.


                                   ARTICLE IV

                              MARKETING ASSISTANCE

         Section 4.1 Co-marketing. The parties will develop a co-marketing plan whereby GEA will assist BuildNet to facilitate builder acceptance of the BuildNet System and related BuildNet software, and help facilitate the training of builders and authorized builder-dealers using GEA's sales force. BuildNet will provide in a timely manner training and marketing/promotional materials to facilitate the adoption of the BuildNet System and related BuildNet software. BuildNet will compensate GEA's sales force for builder referrals and/or


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sales with agreed-upon referral commissions. BuildNet and GEA will develop and mutually agree on an appropriate referral fee structure as a component of cooperatively developing the Sales and Marketing collateral.

         Section 4.2 GEA Promotional Efforts. In addition to the above, GEA will, at its own expense, use reasonable commercial efforts to promote the BuildNet System through the following means:

               (a) Promotion of the BuildNet System as the industry preferred standard for electronic commerce, including but not limited to sponsoring a direct mail campaign to all existing GEA customers and all prospective customers being tracked by GEA's sales team;

               (b) Promotion of the BuildNet System throughout its entire sales force;

               (c) Sponsorship and participation of GEA personnel (including, as necessary and appropriate, GEA executives) in BuildNet's city rollout programs;

               (d) Sponsorship and participation of GEA personnel in BuildNet's builder education seminars and programs;

               (e) Promotion of BuildNet to other manufacturers through executives and senior personnel of GEA;

               (f) Cooperation with BuildNet in the production of marketing collateral for joint use by GEA and BuildNet with digital video and still images showing ROI's and case studies of efficiency gains in distribution and manufacturing through the BuildNet System; and

               (g) Through GEA's GE Capital Affiliate, promotion of BuildNet in the investment banking community.

               Notwithstanding the foregoing, GEA's failure to perform any of the above activities will not be considered a breach of this Agreement. The sole and exclusive consequence of GEA's non-performance of its promotional obligations hereunder will be as set forth in Section 4.3 below.

         Section 4.3 Warrants. In recognition of GEA's strategic contribution, BuildNet hereby grants to GEA a warrant in the form attached hereto as Exhibit C.


                                   ARTICLE V

                                 LICENSE GRANTS

         Section 5.1 License For GEA Content and GEA Marks. During the term of this Agreement, and subject to the terms and conditions of this Agreement, GEA hereby grants to


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BuildNet, in conjunction with BuildNet's activities pursuant to this Agreement, a non-exclusive, non-transferable and, pursuant to the terms of this Agreement, revocable right and license:

               (a) to reproduce and publicly display the GEA Content on or from the BuildNet System website and on or from any co-branded pages (i.e., pages identified with both GEA Marks and BuildNet Marks, or the names or descriptions of both GEA and BuildNet) to End Users and Customers, in the manner specified in this Agreement or otherwise agreed to by the parties, and to distribute and transmit the GEA Content for the sole purpose of permitting End Users and Customers to view it from the BuildNet System and co-branded pages; and

               (b) subject to GEA's prior written right (within its sole discretion) of approval, to reproduce and publicly display the GEA Content on or from any Internet site, other electronic platform, or computer system that is not exclusively controlled by BuildNet, and to electronically distribute and transmit the GEA Content for the sole purpose of permitting End Users and Customers to view it from such approved sites, platforms, or systems; and

               (c) to display the GEA Marks in direct connection with GEA Content on or from the BuildNet System website and on or from any co-branded pages (i.e., pages identified with both GEA Marks and BuildNet Marks, or the names or descriptions of both GEA and BuildNet) as provided in this Agreement and, subject to GEA's prior written right of approval, (in its sole discretion) to display the GEA Marks in direct connection with GEA Content on any Internet site, other electronic platform, or computer system that is not exclusively controlled by BuildNet, and

               (d) to modify the selection, arrangement, and look and feel of the GEA Content, only such that BuildNet may determine what portions of the GEA Content will be incorporated into the BuildNet System or the co-branded pages referred to above and how that content is arranged and displayed, provided that BuildNet shall have no right to alter the wording or context of the portions of the GEA Content selected, without the prior written approval of GEA, in its sole discretion.

         Section 5.2     Limitations.

               (a) The use of the GEA Marks shall always be in connection with GEA Content, be with appropriate attributions displayed to End Users and Customers, and as otherwise agreed by the parties, provided that: (i) BuildNet shall at all times use an appropriate trademark or service mark legend as GEA may from time to time specify with respect to any use of the GEA Marks; (ii) GEA may request that BuildNet correct the appearance of any GEA Marks by giving BuildNet two (2) day's prior written notice; and (iii) BuildNet shall not modify the GEA Marks or use them for any purpose other than as set forth above. BuildNet shall not engage in any activity associated with the GEA Marks that, in GEA's sole judgement, adversely affects the good name, good will, image or reputation of GEA, and BuildNet shall take all reasonable steps to ensure that Customers do not do so. All uses of the GEA Marks hereunder shall inure only to the benefit of GE, including GEA.

               (b) BuildNet shall use the GEA Content, the GEA Marks, and the GEA Technology (to the extent that the parties agree that BuildNet may use the GEA Technology) in


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accordance with any and all standards, policies, and/or guidelines adopted by
GEA, and GEA shall have the right to proscribe any use of the GEA Content, the GEA Marks, and the GEA Technology pursuant to the exercise of the foregoing license that is not in accordance with any and all such standards, policies and/or guidelines.

         Section 5.3     No Unauthorized Use. BuildNet shall not:

               (a) copy, use, display, distribute, or transfer the GEA Content, the GEA Marks, or the GEA Technology, except as expressly contemplated in this Agreement;

               (b)       create any derivative works based upon the GEA
Technology; and

               (c)       reverse engineer, disassemble, or decompile the GEA
Technology.

         Section 5.4 No Other Licenses. BuildNet's rights in and to the GEA Content, the GEA Marks, and the GEA Technology shall be limited to those expressly granted in this Agreement. All other uses, reproduction, or display of the GEA Content, the GEA Marks, and the GEA Technology shall be subject to GEA's prior written approval, in GEA's sole discretion.

         Section 5.5 License Regarding BuildNet Marks. Subject to the terms and conditions of this Agreement, BuildNet hereby grants to GEA a non-exclusive, non-transferable and, pursuant to the terms of this Agreement, revocable right and license to display BuildNet Marks in links from any GEA websites to the BuildNet System and in links to the BuildNet System from any co-branded pages (i.e., pages identified with both GEA Marks and those of third parties, or with the names or descriptions of both GEA and third parties) hosted by GEA, and subject to the approval of BuildNet (which shall not be unreasonably withheld), to display BuildNet Marks in GEA marketing collateral. The use of BuildNet Marks shall be with appropriate attributions displayed, and as otherwise agreed by the parties, provided that: (i) GEA shall at all times use an appropriate trademark or service mark legend as BuildNet may from time to time specify with respect to any use of BuildNet Marks; (ii) BuildNet may request that GEA correct the appearance of any BuildNet Marks by giving GEA two
(2) day's prior written notice; and (iii) GEA shall not modify BuildNet Marks or use them for any purpose other than as set forth above. GEA shall not engage in any action associated with BuildNet Marks that adversely affects the good name, goodwill, image or reputation of BuildNet. All uses of BuildNet Marks hereunder shall inure to the benefit of BuildNet. GEA's rights in and to BuildNet Marks shall be limited to those expressly granted in this Agreement. All other uses, reproduction, or display of BuildNet Marks shall be subject to BuildNet's prior written approval.

         Section 5.6 Intellectual Property Rights. Nothing in this Agreement shall be construed to transfer from one party to another the ownership of any property subject to Intellectual Property Rights, or any rights to use, reproduce, or exhibit such property except as provided in this Article V.
Unless otherwise expressly agreed in writing: (i) GEA Technology and GEA Content, and all Intellectual Property Rights therein, are and will remain the sole and exclusive property of GEA and its licensors; (ii) the BuildNet System and all Intellectual Property Rights therein will remain the sole and exclusive property of BuildNet and its licensors.


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                                   ARTICLE VI


                               FEES AND PAYMENTS

         Section 6.1 Subscription Fee. Commencing after the National Roll-Out Period, GEA will pay an annual subscription fee equal to [*].

         Section 6.2 Transaction Fee. Following the National Roll-Out Period, GEA will pay a transaction fee on its direct sales to Customers (as described in Section 3.1) fixed for years 3-10 of this Agreement [*]. As used herein, the term "net order dollars" refers to GEA's builder invoice price minus returns, refunds, and industry-standard trailing credits such as volume rebates, PPD (price promotion differential), PIF (purchase incentive funds) and deliver/freight terms.

         Section 6.3 Other Fees. GEA may elect to engage BuildNet to provide additional development and/or advertising services to GEA in connection with the BuildNet System. Development fees, now or in the future, would be totally within GEA's discretion to accept or decline if offered. Advertising/promotional fees would be totally within GEA's discretion to accept or decline if offered, and GEA would be charged [*] discount from fees actually charged to other comparable companies.

         Section 6.4 Payments. Subscription Fees shall be paid annually in advance. Transaction Fees shall be due and payable no later than thirty (30) days after the end of the calendar month in which GEA receives payment from its Customer. Disputes related to any payments due under this Agreement shall not constitute grounds for any party hereto to cease to perform any of its obligations under this Agreement and shall be handled in accordance with
Article XI. Any payments not made when due shall accrue interest from the date due until the date paid at twelve percent (12%) per annum or, if less, the maximum per annum rate permitted by law.

         Section 6.5 Taxes. Each party shall be responsible for all taxes of any sort due on any fees received by that party pursuant to this Agreement.


                                  ARTICLE VII

               PROPRIETARY INFORMATION, USAGE DATA AND PUBLICITY

         Section 7.1 Protection. All Proprietary Information disclosed by a party hereto to any other party hereto in the course of performing under this Agreement or to which a party hereto gains access in connection with this Agreement shall be deemed to be the property of the disclosing party. The receiving party shall during the life of this Agreement: (i) receive such Proprietary Information in confidence; (ii) during the life of this Agreement and for two (2) years thereafter maintain the confidentiality of such Proprietary Information and not disclose such Proprietary Information to third parties (except for the receiving party's representatives, agents and contractors who have a need to know, are under a duty of non-disclosure, and are acting for the sole benefit of the receiving party), and shall accord such Proprietary Information at least the

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

same level of protection against unauthorized use and disclosure as the receiving party customarily accords its own information of a similar nature;
(iii) use or permit the use of such Proprietary Information solely in accordance with the terms of this Agreement; and (iv) promptly notify the disclosing party in writing of any loss or unauthorized use or disclosure of or access to the disclosing party's Proprietary Information of which it becomes aware. The terms and conditions of this Agreement (as well as all information regarding the negotiation of this Agreement) shall be deemed to be the Proprietary Information of the parties hereto. The parties hereto shall each abide by and reproduce and include any restrictive legends or proprietary rights notices that appear in or on any Proprietary Information of the other parties hereto that it is authorized to reproduce. Each party shall also not remove, alter, cover or distort any trademark, trade name, copyright or other proprietary rights notices, legends, symbols or labels appearing in any Proprietary Information of any other party hereto. Confidentiality obligations and restrictions arising under this Section 7.1 shall expire two (2) years after expiration or termination of this Agreement.

         Section 7.2 Exclusions. The restrictions on disclosure set forth above shall not apply when, and to the extent that the Proprietary Information:
(i) is or becomes generally available to the public through no fault of the receiving party; (ii) was previously rightfully known to the receiving party free of any obligation to keep it confidential; (iii) is subsequently disclosed to the receiving party by a third party who may rightfully transfer and disclose such information without restriction and free of any obligation to keep it confidential; (iv) is independently developed by the receiving party or a third party without reference to the disclosing party's Proprietary Information; or (v) is required to be disclosed by the receiving party as a matter of law, provided that the receiving party uses all reasonable efforts to provide the disclosing party with at least ten (10) days' prior written notice of such disclosure and the receiving party discloses only that portion of the Proprietary Information that is legally required to be furnished pursuant to the opinion of legal counsel of the receiving party.

         Section 7.3 Data Rights. Pursuant to the BuildNet Membership Agreement or Founding Member Agreement, as the case may be, all data generated through the BuildNet System shall be the property of the originator, unless otherwise assigned. BuildNet will not have any right to use Customer purchase information except with the Customer's express consent. BuildNet will protect the confidentiality of all Customer-specific or Customer-identifiable data. Notwithstanding anything herein to the contrary, GEA acknowledges and agrees that BuildNet may request and obtain all rights from Customers and/or Members using the system (including GEA) in order for BuildNet to make use of aggregated data for forecasting or other commercial purposes. BuildNet will protect the confidentiality of all GEA transactions. Assuming that GEA obtains appropriate customer authorization, GEA will have the right to use all data generated by and through its Customers for Covered Items and may use the Customer transaction data gathered by GEA (whether or not such transactions flow through the BuildNet System) in any manner GEA deems appropriate.

         Section 7.4 Security. BuildNet will ensure the security of individual customer account, pricing, purchasing, and credit information pursuant to the BuildNet Membership Agreement or Founding Member Agreement, as the case may be, and agrees not to share, sell, allow access to, or otherwise make available any such customer-related information supplied by GEA which GEA deems confidential, except on an aggregated basis pursuant to Section 7.3.

GEA and BuildNet agree to provide adequate security around the BuildNet System, GEA Content and GEA Technology (to the extent utilized) and to protect proprietary system design, content, and functionality from unauthorized use or access by third parties.

         Section 7.5 Public Statements Regarding Agreement. The parties hereto shall jointly prepare a press release regarding the existence of this Agreement at a mutually agreed upon time. The parties acknowledge that each may have internal constraints that may affect the timing of issuance and the content of any such press releases. Subject to Section 7.2, unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees and consultants, and its legal, investment, financial and other professional advisers on a confidential basis, each party shall not disclose the existence of or any of the terms of this Agreement without the prior written consent of the other party. The breach of this Section 7.5 by either GEA or BuildNet, shall constitute a material breach of this Agreement and shall accord the non-disclosing party the immediate right to terminate this Agreement as provided in Section 11.2.

         Section 7.6 Equitable Relief. The parties acknowledge that a breach of any portion of this Article VII would cause the non-disclosing party irreparable harm for which monetary damages would be inadequate. Accordingly, the non-disclosing party shall be entitled to seek injunctive or other equitable relief to remedy any threatened or actual breach of any portion of this Article VII by the other party.


                                  ARTICLE VIII

                          OTHER BUSINESS RELATIONSHIPS

         Section 8.1 Other GE Businesses. So long as BuildNet has not already established, or entered into discussion with a third party to establish, a Founding Member or a Preferred Member for a major product category (as described in Section 3.3) as of the Effective Date, [*] for consideration of inclusion in the BuildNet System as Founding Members or Preferred Members, subject to individual negotiations. Upon successful conclusion of such negotiations, such other GE businesses will be provided priority in scheduling of installation over all other system participants whose installations have not been scheduled. If, despite BuildNet's good faith efforts, negotiations for Founding Membership in a product category are not successful with a particular GEA Affiliate, within 10 business days of commencement, then BuildNet has the right to select another Founding Member for that major product category, and BuildNet is released from all contractual obligations with GEA for that major product category.

         Section 8.2 Relationships With Third Parties. Except for BuildNet's obligations under Section 3.1(a), no provision of this Agreement shall be construed so as to preclude or limit a party (or its Affiliates) from: (i) creating or operating any other websites; (ii) maintaining any and all existing relationships and performing all existing agreements entered into prior to the Effective Date of this Agreement; or (iii) providing content, technology and other services to third parties; or (iv) with respect to GEA, entering into relationships with third parties with respect to services similar to the BuildNet System.

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

         Section 9.1 Representations and Warranties of BuildNet. BuildNet represents and warrants as follows, as of the Effective Date and for the term of this Agreement:

               (a) The execution and delivery of this Agreement and compliance by BuildNet with all provisions of this Agreement (i) are within the corporate power and authority of BuildNet, and (ii) have been duly authorized by all requisite corporate proceedings on the part of BuildNet.

               (b) The execution and delivery of this Agreement shall not conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the organizational documents of BuildNet or any agreement, contract, instrument, order, judgment, decree, statute, law, rule or regulation to which BuildNet is subject. Neither the execution and delivery of this Agreement nor the compliance with the terms and provisions hereof shall result in any violation of any franchise, certificate, license, permit, or other authorization necessary for the ownership, maintenance and operation by BuildNet of the BuildNet System.

               (c) BuildNet is in compliance in all material respects with all applicable federal, state and local laws and regulations and has obtained all licenses required or necessary for the conduct of the BuildNet System. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or threatened against BuildNet with respect to the BuildNet System.

               (d) BuildNet owns, or has the right to use under valid and enforceable agreements, all of the Intellectual Property Rights related to the operation of the BuildNet System. The operation of the BuildNet System as presently conducted or proposed to be conducted by BuildNet does not infringe or violate any Intellectual Property Rights of any other person, and BuildNet has not received any charge, complaint, claim, demand or notice alleging any such infringement or violation. BuildNet represents and warrants to GEA that
(i) the technology as utilized by the BuildNet System, and (ii) any material originated by BuildNet or provided to GEA by BuildNet (other than the GEA Content) ("BuildNet Material") which is displayed on the BuildNet System shall not (A) violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of Intellectual Property Right or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or (B) contain any material that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national law.

               (e) All computer systems, software, and hardware used in the operation of the BuildNet System are able to accurately process date data, including, calculating, comparing, and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. BuildNet is taking all commercially reasonable steps to assure that the BuildNet System is not adversely and materially affected by Year 2000 or other date-related processing failures affecting the performance of its suppliers and business partners.

               (f) The BuildNet System will comport with reasonable commercial or industry standards, including standards for firewalls, antivirus protection, and system security. In the event that GEA notifies BuildNet that the BuildNet System is failing to conform to the above warranties, BuildNet, without charge, shall promptly and in no event more than thirty (30) days thereafter, repair or replace the cause of such failure.

         Section 9.2 Representations and Warranties of GEA. GEA represents and warrants as follows, as of the Effective Date and for the term of this
Agreement:

               (a) The execution and delivery of this Agreement and compliance by GEA with all provisions of this Agreement (i) are within the corporate power and authority of GEA, and (ii) have been duly authorized by all requisite corporate proceedings on the part of GEA.

               (b) The execution and delivery of this Agreement shall not conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the organizational documents of GEA or any agreement, contract, instrument, order, judgment, decree, statute, law, rule or regulation to which GEA is subject.

               (c) GEA is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and has obtained all licenses required or necessary for the provision of GEA Content or GEA Technology under this Agreement. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or threatened against GEA with respect to the GEA Content or GEA Technology.

               (d) GEA owns, or has the right to use under valid and enforceable agreements, all of the Intellectual Property Rights related to the GEA Technology and the GEA Content. GEA represents and warrants to BuildNet that (i) GEA Technology, and (ii) the GEA Content which used with or displayed on the BuildNet System shall not (A) violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of Intellectual Property Right or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or (B) contain any material that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national law.

               (e) All computer systems, software, and hardware used in the operation of the GEA Technology are able to accurately process date data, including, calculating, comparing, and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. GEA is taking all commercially reasonable steps to assure that the GEA Technology is not adversely and materially affected by Year 2000 or other date-related processing failures.

               (f) The GEA Technology will comport with reasonable commercial or industry standards as applicable, including standards for firewalls, antivirus protection, and system security. In the event that BuildNet notifies GEA that the GEA Technology is failing to conform to the above warranties, GEA, without charge, shall promptly and in no event more than thirty (30) days thereafter, repair or replace the cause of such failure.

         Section 9.3 Disclaimer. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY HERETO MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE BUILDNET SYSTEM, THE GEA CONTENT, THE GEA TECHNOLOGY, OR ANY OTHER TECHNOLOGY, CONTENT, OR INTELLECTUAL PROPERTY RIGHTS, OR ANY OTHER INFORMATION, DATA, PRODUCTS, SERVICES, ACCURACY OR RESULTS OF USE, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


                                   ARTICLE X

                            LIMITATION OF LIABILITY

         OTHER THAN WITH RESPECT TO INDEMNIFICATION OBLIGATIONS UNDER SECTION
12.1 OF ARTICLE XII, BREACH OF THE NONDISCLOSURE OBLIGATIONS UNDER ARTICLE VII, AND INSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER UNDER THIS AGREEMENT FOR ANY FORM OF SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND (WHETHER OR NOT FORESEEABLE), EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES, AND WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE.


                                   ARTICLE XI

                              TERM AND TERMINATION

         Section 11.1 Term. Once effective, this Agreement shall continue in force for ten (10) years or until the valid termination hereof as provided herein.

         Section 11.2 Termination for Cause. BuildNet and GEA shall each have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from the non-breaching party; (ii) the other party breaches the same material term or condition of this Agreement three (3) or more times during the same one year term, and was given notice and an opportunity to cure in each instance as provided above;
(iii) the other party breaches any material term or condition of this Agreement more than five (5) times during the same one year term, and was given notice and an opportunity to cure in each instance as provided above; (iv) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, composition, or comparable proceeding or any assignment for the benefit of creditors; or (v) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, composition, or comparable proceeding or any assignment for the benefit of creditors, if such petition or proceeding is not dismissed within ninety (90) days of filing.

         Section 11.3 Termination in the Event of Change of Control. In the event of a Change of Control of BuildNet, GEA may terminate this Agreement by providing BuildNet with thirty (30) days written notice of such intent to terminate. For purposes of this Section 11.3, a "Change of Control" shall mean:
(i) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of a party; or (ii) the acquisition by any individual, entity or group of beneficial ownership of a controlling interest in BuildNet (as defined in Section 1.1(a) above); provided that a "Change of Control" does not include a reorganization of BuildNet that does not result in a change in the effective control of BuildNet or an initial public offering of BuildNet's voting stock.

         Section 11.4 Termination in the Event of Excessive Fees. If, at any time, GEA determines in its sole business judgment that the total fees charged by BuildNet to GEA are excessive, GEA may terminate this Agreement without liability or further obligation upon ninety (90) days' notice.

         Section 11.5 Survival. All accrued and outstanding payment obligations hereunder, any remedies for breach of this Agreement, Articles VII, X, XII and XIII, and all other provisions of this Agreement which may be reasonably interpreted or construed as surviving the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement.

         Section 11.6 Return of Proprietary Information Upon Termination or Expiration of Agreement. Upon the termination or expiration of this Agreement, each party shall promptly return all materials subject to Intellectual Property Rights of the other party, all Proprietary Information of the other party, and other information, documents, manuals and other materials belonging exclusively to the other party, except as may be otherwise provided in this Agreement. Each party shall have the right to request, and the other party shall provide, written certification from an executive officer of the other party stating that all such material has been returned or destroyed.

                                  ARTICLE XII

                                INDEMNIFICATION

         Section 12.1    Intellectual Property Indemnification.

               (a) Each of GEA and BuildNet, respectively, shall defend, indemnify and hold each other, and each other's Affiliates, partners, officers, employees, directors, agents, consultants, contractors, representatives, successors and assigns, as such, harmless from and against any third party claims, demands, liabilities, actions, judgments and expenses, including attorneys fees, ("Losses") which arise out of or result from any claim that such party does not have sufficient right, title or interest in any software, data, or any other materials used or supplied by such party in performance of such party's obligations under this Agreement that are subject to any Intellectual Property Rights (the "Protected Material") or that such Protected Material violates any Intellectual Property Right of any third party.

               (b) In the event that any such claim is made against either GEA or BuildNet, or in one of the parties' (the "Indemnifying Party") opinion is likely to be made against the other party (the "Indemnified Party"), such Indemnifying Party reserves the right, in its sole discretion, to avoid infringement by (i) procuring for the Indemnified Party the right to use the subject Protected Material, (ii) replacing the subject Protected Material with materials of equal or superior content and functionality, or (iii) to modify the subject Protected Material without materially and adversely affecting their content and functionality.

         Section 12.2 General Indemnification. BuildNet shall defend, indemnify and hold GEA and its Affiliates, officers, directors, agents, consultants and employees harmless from and against any and all Losses arising out of or related to BuildNet's material breach of BuildNet's obligations, representations, and warranties hereunder or any legal liability arising out of or relating to the BuildNet System.

         Section 12.3 General Indemnification. GEA shall defend, indemnify and hold BuildNet and its Affiliates, officers, directors, agents, consultants and employees harmless from and against any and all Losses arising out of or related to GEA's material breach of GEA's obligations, representations, and warranties hereunder or any legal liability arising out of or relating to the GEA Technology.

         Section 12.4    Indemnification Procedures.

               (a) Only claims for indemnification during the term of this Agreement and for one year following the termination of this Agreement shall be permitted under this Agreement. Any party claiming indemnification pursuant to this Agreement shall notify the indemnifying party within thirty (30) days after learning of the occurrence of any event (including, without limitation, the commencement of any audit by any taxing authority) that such party asserts is an indemnifiable event pursuant to this Agreement. If such event involves the claim of any third party and the indemnifying party confirms in writing its responsibility for such liability, if established, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, assume control over (in which case the indemnifying party shall assume all expense with respect to) the defense, settlement, adjustment or compromise of such claim.

               (b) The indemnified party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at the expense of the indemnifying party (i) if the retention of such counsel has been specifically authorized by the indemnifying party, or (ii) if the counsel is retained because the indemnifying party does not notify the indemnified party within twenty (20) days after receipt of a claim notice that it elects to undertake the defense thereof. The indemnified party shall have the right to employ counsel at the indemnified party's own expense and to participate in such action or claim, including settlement or trial, so long as such participation does not substantially interfere in the indemnifying party's defense of such claim or action.

               (c) The indemnifying party shall obtain the prior written approval of the indemnified party, not to be unreasonably withheld, before entering into any settlement, adjustment, or compromise of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement, adjustment, compromise, or cessation, injunctive or other relief would be imposed against the indemnified party.

               (d) If the indemnifying party does not assume control over the defense of such claim as provided in Section 12.3(a), the indemnified party shall have the right to defend the claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and with the consent of the indemnifying party, not to be unreasonably withheld, to settle, adjust, or compromise such claim. The indemnified party may settle, adjust, or compromise any such claim without the consent of the indemnifying party if the indemnified party waives indemnification for such claim.


                                  ARTICLE XIII

                               DISPUTE RESOLUTION

         Section 13.1    Informal Dispute Resolution.

               (a) Disputes. Any dispute, controversy, claim or disagreement between or among any of the parties hereto arising from, relating to or in connection with this Agreement, any agreement, certificate or other document referred to herein or delivered in connection herewith, or the relationships of the parties hereunder or thereunder, including questions regarding the interpretation, meaning or performance of this Agreement, and including claims based on contract, tort, common law equity, statute, regulation, order or otherwise ("DISPUTE") shall be resolved in accordance with this Section 13.1. The parties agree that all disputes will involve interstate commerce in fact, and accordingly, the FAA applies and governs the arbitration.

               (b) Level 1 Review. Upon written request of any party, each of GEA and BuildNet shall appoint a designated representative familiar with the dealings among the parties hereto whose task it shall be to meet (by conference telephone call or in person at a mutually agreeable site) for the purpose of endeavoring to resolve such Dispute ("LEVEL 1 REVIEW"). The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding.

               (c) Level 2 Review. If the Dispute cannot be resolved within the earlier of (i) fifteen (15) days of the first Level 1 Review meeting or (ii) such time as when either party gives the other notice of an impasse ("LEVEL 1 TERMINATION DATE"), an executive vice president (or a functional equivalent) of GEA and chief executive officer of BuildNet shall meet (by conference telephone call or in person at a mutually agreeable site) within thirty (30) days after the Level 1 Termination Date for the purpose of resolving such unresolved Dispute ("LEVEL 2 REVIEW").

         Section 13.2    Arbitration.

               (a) If the Dispute is not resolved within fifteen (15) days after the Level 2 Review and any extension of such periods as mutually agreed to by the parties, either party may submit the Dispute to binding arbitration in accordance with the following provisions of this Section 13.2.

               (b) Any such arbitration shall be conducted by JAMS/Endispute in accordance with its current rules ("JAMS RULES"), before a single arbitrator selected under such JAMS Rules. The arbitration shall be conducted in New York, New York, unless otherwise agreed by the parties.

               (c) Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief or as otherwise provided in Section 13.3 or pursuant to lawful compulsion, no party nor any arbitrator shall disclose the existence, content or results of any arbitration conducted hereunder without the prior written consent of the other party to the arbitration.

               (d) To the extent that the relief or remedy granted in an award rendered by the arbitrator is relief or a remedy on which a court could enter judgment, a judgment upon the award rendered may be entered in any court having jurisdiction thereof. Otherwise, the award shall be binding on the parties in connection with their obligations under this Agreement and in any subsequent arbitration or judicial proceedings among any of the parties.

               (e) The parties shall share equally the cost of arbitration, including any required administrative fee, the compensation of the arbitrators and the costs of any neutral witnesses or proof produced at the direct request of the arbitrator. The arbitrator shall have the power to grant injunctive relief or any other relief allowed by the substantive law of the State of New York.

         Section 13.3 Recourse to Courts and Other Remedies. Notwithstanding the Dispute resolution procedures contained in Sections 13.1 and 13.2, any party may apply to the appropriate division of the courts of the State of New York having proper jurisdiction (i) to enforce this agreement to arbitrate,
(ii) to decide issues of arbitrability, (iii) to seek interim injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, (iv) to avoid the expiration of any applicable limitation period, (v) to preserve a superior position with respect to other creditors, (vi) to challenge or vacate any final judgment, award or decision of the arbitrator under the circumstances and to the effect allowed, (vii) to enforce the payment of undisputed amounts, or (vii) to seek post-arbitration injunctive relief for the protection of any Intellectual Property Rights of a party.

         Section 13.4 Miscellaneous. It is the intent of the parties that reasonable discovery be allowed prior to the arbitration, in the discretion of the arbitrator, and as further provided by any applicable JAMS Rules. Disputes submitted shall be governed by the substantive law of the State of New York, not inconsistent with the Federal Arbitration Act ("FAA"), 9 U.S.C. ss. 1 et seq. A prevailing party may petition the arbitrator for reasonable attorneys' fees and expenses.


                                  ARTICLE XIV

                          GENERAL TERMS AND CONDITIONS

         Section 14.1 Force Majeure. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, changes in governmental regulations, or casualties.

         Section 14.2 Independent Contractor Relationship. The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either of the parties hereto.

         Section 14.3 Severability. If any term, provision, or restriction of this Agreement and any appendix, exhibit, or schedule hereto is held by a court or arbitrator of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties will negotiate in good faith appropriate modifications to the invalidated provision or this Agreement to most nearly effect the intent of such provision.

         Section 14.4 Assignment. Neither party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other party, except in the event of its merger, corporate reorganizations, or sale of all, or substantially all, of its assets, provided that such assignee (a) is not a direct competitor of the other party,
(b) has financial assets equal to or greater than that of the assigning party, and (c) is bound by law or written agreements to all of the obligations of the assigning party under this Agreement. Any attempted assignment, sublicense or transfer in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         Section 14.5 Amendment and Modification of Agreement. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms shall be valid unless set forth in writing and signed by the party to be bound thereby.

         Section 14.6 Choice of Law and Venue. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the state of New York. Each party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within the Borough of Manhattan over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

         Section 14.7 Waiver of Compliance or Enforcement. The failure of any party hereto to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

         Section 14.8 Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, shall reference this Agreement and shall be deemed to have been delivered and given (a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid, whether or not actually received; or
(c) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications shall be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Paragraph 14.8.

         IF TO GEA:

         General Electric Appliances
         Appliance Park
         Louisville, KY 40225
         Attn.:  Vice-President and General Counsel


         IF TO BUILDNET:

         BuildNet, Inc.
         4815 Emperor Drive
         Suite 214
         Morrisville, NC 27560
         Attn.:  President

         Section 14.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any and all prior agreements or understandings among the parties with respect to the subject matter hereof. No party hereto shall be bound by, and each party hereto specifically objects to, any term, condition or other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by any other party hereto in any correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing. The parties understand and agree that the main body of this Agreement, and all the terms and conditions contained herein, shall govern and take precedence over any inconsistent terms and conditions (including inconsistent choice of law or forum provisions) that are or may be contained in those certain ancillary agreements attached as

Exhibits hereto, including by way of example not limitation, Exhibit B (Founding Member Agreement) and Exhibit E (Services Agreement). The fact that said ancillary agreements may be executed subsequent to this Agreement shall not alter the intent of this provision. Notwithstanding the foregoing, GEA shall in all instances be accorded terms and conditions in such ancillary agreements at least as favorable as accorded other Founding Members.

         Section 14.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                                BUILDNET, INC.


                                By: /s/ Keith Brown
                                    ------------------------------------------
                                Name: Keith Brown

                                Title: President



                                GE Appliances, on behalf of

                                GENERAL ELECTRIC COMPANY


                                By:      /s/ Paul A. Ryder
                                    ------------------------------------------
                                Name:    Paul A. Ryder

                                Title:  Customer Internet Services

                                   EXHIBIT A

                         Development Statement of Work

Transaction Adapter
Integration

               - GEA will provide the resources and necessary hardware for integration of the Transaction Adapter into GEA's environment. The following BuildNet transactions will initially be integrated:
               - Request for Pricing, Request for Availability, Request for In-Stock, Request for Quote, and Purchase Order (New, change item(s), change delivery date, and cancel).
               - At its discretion, GEA may decide to implement the following BuildNet transactions (and others) going forward:
               - Delivery of Materials, Close PO, Invoicing, and Customer Account Verification

GEA Product Information
Integration

               - BuildNet will furnish the necessary resources to develop an interface which automates the publishing of GEA's product information library to the BuildNet cataloging system. On demand, the interface will gather the necessary data from GEA's textual product information library and combine it with appropriate graphical files (product photo, use and care guide, etc.) from GEA's Panagon document repository. Then, the package will be sent, via electronic means, to the BuildNet system for publication.

                                   EXHIBIT B
                FORM OF BUILDNET, INC. FOUNDING MEMBER AGREEMENT

This FOUNDING MEMBER AGREEMENT (the "Agreement") is dated as of the ____ day of _____1999 (the "Effective Date"), by and between BuildNet, Inc., a North Carolina corporation, with its principal place of business at 4815 Emperor Drive, Suite 214, Morrisville, North Carolina 27560 ("BuildNet"), and __________________________corporation, by and through its General Electric Appliances operating unit having a place of business at _________________("Company").



                                    RECITALS

         WHEREAS, BuildNet operates an Internet-based service for processing and supporting electronic commerce transactions between suppliers and buyers of building related goods and services (the "BuildNet System"); and

         WHEREAS, BuildNet desires to establish one primary sponsor in each major product category included in the BuildNet System (a "Founding Member"), which will be accorded advantaged status over preferred and standard members ("Members") on the BuildNet System; and

         WHEREAS, Company is the manufacturer of building products, materials and/or supplies and desires to become a Founding Member with respect to the products (the "Products") and the Major Product Category as set forth on Exhibit A attached hereto;

         [*]


         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, hereby agree as follows. [*]

1. Appointment of Founding Member. BuildNet hereby appoints Company as the exclusive Founding Member for the Major Product Category as set forth on Exhibit A attached hereto, and Company shall make available for purchase through the BuildNet System, the Products. During the term of this Agreement, BuildNet shall not allow any other Member to offer for sale through the BuildNet System the Products (or products that compete therewith) on the same set of advantaged terms accorded a Founding Member.

2. Electronic Commerce Services. In a timely manner, BuildNet shall provide the following electronic commerce services to Company. [*]

         (a) BuildNet shall make available to Company the necessary BuildNet System software to create and publish Product catalogs through the BuildNet System. This software will

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

provide a standard set of capabilities for Founding Members needed to display all relevant Product Information and interface the transactions facilitated through the BuildNet System with Company's internal business systems. The BuildNet System will provide basic customer interaction capabilities to conduct standard commerce transactions including new builder sign-up, price quotes, payment services, new orders, back order notification, advanced ship notice communications and purchase order modifications.

         (b) BuildNet will maintain and present Company's Product information on the BuildNet System, provided that Company shall pay all costs for any third party software (including upgrades to such software) that is required to publish and/or maintain Company's Product catalogs through the BuildNet System. There will no storage or service charges for hosting or maintaining Company Product information catalogs on the BuildNet System.

         (c) BuildNet will manage and distribute to end users of the BuildNet System Company's Product catalog and upgrades thereto.

         (d) BuildNet will provide timely notice to Company of all upgrades and changes to the BuildNet System, the transaction adapter software or Company's electronic catalog that may cause changes to be made to Company's internal electronic commerce systems.


         (e) BuildNet will maintain the BuildNet System and all software tools, interfaces and transaction adapter software provided with the BuildNet System and keep all e-commerce interfaces working properly.

         (f) BuildNet shall provide all required hardware and software to host the BuildNet System, including telecommunications hardware and software. BuildNet shall provide the telecommunications equipment and connections to allow members to access the BuildNet System through the public Internet on a twenty-four hours per day, seven days per week basis, except during scheduled maintenance downtime. In addition, BuildNet or its agents shall keep backups of the BuildNet System, check for errors in the accessibility of the BuildNet System, and monitor connectivity of the BuildNet System to the Internet. BuildNet will use commercially reasonable efforts to ensure that the speed and functionality of the BuildNet System is consistent with industry best of breed standards.

3. Marketing and Promotional Services. During the term of this Agreement, Company shall have the right to hold itself out as a "Founding Member" of the BuildNet System. As a Founding Member, Company shall be entitled to the following benefits and services with respect to the Major Product Category.

         (a) Company shall receive preferred positioning and placement, including first position for all relevant menus, lists and online catalog presentations. Company shall receive preferred positioning on any user desktop screens or interfaces provided by BuildNet including priority positioning on the desktop within the applicable Major Product Category, and priority by each individual product category within the Major Product Category.

         (b) The BuildNet System shall default to Company in each individual product category within the Major Product Category for all plans, menus and applications.

         (c) BuildNet shall provide reasonable assistance to Company with its marketing efforts, including seminars and special promotional events. Company, as a Founding Member shall receive preferential consideration over standard Members during any city roll-out promotional events conducted by BuildNet.

         (d) BuildNet will provide Company prominent Founding Member visibility in BuildNet on-line and print advertising and other sales and marketing collateral material that promote the BuildNet System. As a Founding Member, BuildNet will offer preferred advertising to the Company in the BuildNet System web site design and on-line advertising, both within the Product Category and within the BuildNet System generally at the then-current rates. [*]

         (e) BuildNet will include Company's name and logo within the BuildNet Industry Company Index section of the BuildNet System web site, located at www.buildnet.net and any other indexes that are included on websites that are part of the BuildNet System.

         (f) BuildNet will include a hypertext hot link(s) to Company's Internet site(s) from the Industry Company Index of the BuildNet System web site(s).

         (g) No superceding ads or promotional hot links by non-Founding Members will be placed on Founding Members webpages.

4. Other Services. BuildNet shall provide to Company services that are required to integrate Company's Product data systems with the BuildNet System. These services shall be provided pursuant to BuildNet's standard General Services Agreement and shall include the provision of a basic template driven catalog of Company's product data. This catalog will not implement any configuration or rule driven processes.

5. Company's Duties. Company shall be responsible for providing to BuildNet in a timely manner the Company Material as defined below, including all designs, promotional materials, Company marks and logos, advertisements and other Company material to be provided under the Agreement. All such materials are, and shall remain, the exclusive property of Company and shall promptly be returned thereto upon request.

6. Subscription and Transaction Fee. In consideration of its participation as a Founding Member, Company shall pay to BuildNet an annual Founding Member subscription fee of [*]. Payment for the first year shall be due upon the Effective Date and thereafter on each annual anniversary of the Effective Date.. A transaction fee of (i) [*] of the net invoice price of any product or service ordered through the BuildNet System if the sale is to a supplier, or (ii) a transaction fee of [*] of the net invoice price of any product or service ordered through the BuildNet System if the sale is a direct shipment to the end user. Transaction fees shall be invoiced electronically upon notice of shipment from Founding Members and payable within thirty (30) days of invoice date. Any payments due hereunder not received within thirty (30) days of the date due shall accrue interest from the date due until the

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

date paid at twelve percent (12%) per annum or, if less, the maximum per annum rate permitted by law. [*]

7. Term. The term of the Agreement shall be for a period of one (1) year, commencing on the Effective Date. Thereafter the Agreement shall automatically renew for additional one-year terms upon receipt of the Annual Fee pursuant to
Section 6 unless either party provided written notice to the other of its intent not to renew not less than sixty (60) days prior to the end of the then-current term. BuildNet reserves the right to terminate this Agreement at any time that payment is not received within thirty (30) days of the date such payment is due. [*]

8. Representations and Warranties of BuildNet. BuildNet represents and warrants as follows, as of the Effective Date and for the term of this
Agreement:

         (a) The execution and delivery of this Agreement shall not conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, any agreement, contract, instrument, order, judgment, decree, statute, law, rule or regulation to which BuildNet is subject. Neither the execution and delivery of this Agreement nor the compliance with the terms and provisions hereof shall result in any violation of any franchise, certificate, license, permit, or other authorization necessary for the ownership, maintenance and operation by BuildNet of the BuildNet System.

         (b) BuildNet owns, or has the right to use under valid and enforceable agreements, all of the intellectual property rights related to the operation of the BuildNet System. The operation of the BuildNet System as presently conducted or proposed to be conducted by BuildNet does not infringe or violate any intellectual property rights of any other person. BuildNet represents and warrants to Company that (i) the technology as utilized by the BuildNet System, and (ii) any material originated by BuildNet or provided to Company by BuildNet (other than content originating with Company) ("BuildNet Material") which is displayed on the BuildNet System shall not (A) violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of intellectual property rights or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or (B) contain any material that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national law.


         (c) All computer systems, software, and hardware used in the operation of the BuildNet System are able to accurately process date data, including, calculating, comparing, and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. BuildNet is taking all commercially reasonable steps to assure that the BuildNet System is not adversely and materially affected by Year 2000 or other date-related processing failures affecting the performance of its suppliers and business partners.

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

         (d) The BuildNet System will comport with reasonable commercial or industry standards, including standards for firewalls, antivirus protection, and system security. In the event that Company notifies BuildNet that the BuildNet System is failing to conform to the above warranties, BuildNet, without charge, shall promptly and in no event more than thirty (30) days thereafter, repair or replace the cause of such failure, provided however that if the BuildNet System is not operational for more than three (3) days within any given month, any additional non-operational days within that given month will be credited against the Founding Member's future subscription fee on a pro rata daily basis.

9. Representations and Warranties of Company. Company represents and warrants as follows, as of the Effective Date and for the term of this
Agreement:

         (a) The execution and delivery of this Agreement shall not conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of any agreement, contract, instrument, order, judgment, decree, statute, law, rule or regulation to which Company is subject.

         (b) Company represents and warrants to BuildNet that any material originated by Company or provided to BuildNet by Company (other than content originating with BuildNet) ("Company Material") which is displayed on the BuildNet System shall not (A) violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of intellectual property rights or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or (B) contain any material that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national law.

10. Disclaimer. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY HERETO MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE BUILDNET SYSTEM, THE BUILDNET MATERIAL, THE COMPANY MATERIAL, OR ANY OTHER TECHNOLOGY, CONTENT, OR INTELLECTUAL PROPERTY RIGHTS, OR ANY OTHER INFORMATION, DATA, PRODUCTS, SERVICES, ACCURACY OR RESULTS OF USE, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.      Indemnification.

         (a) Each of Company and BuildNet, respectively, shall defend, indemnify and hold each other, and each other's Affiliates, partners, officers, employees, directors, agents, consultants, contractors, representatives, successors and assigns, as such, harmless from and against any third party claims, demands, liabilities, actions, judgments and expenses, including attorneys fees, ("Losses") which arise out of or result from any claim that such party does not have sufficient right, title or interest in any software, data, or any other materials used or supplied by such party in performance of such party's obligations under this Agreement that are subject to any intellectual property rights (the "Protected Material") or that such Protected Material violates any intellectual property right of any third party.

         (b) In the event that any such claim is made against either Company or BuildNet, or in one of the parties' (the "Indemnifying Party") opinion is likely to be made against the other party (the "Indemnified Party"), such Indemnifying Party reserves the right, in its sole discretion, to avoid infringement by (i) procuring for the Indemnified Party the right to use the subject Protected Material, (ii) replacing the subject Protected Material with materials of equal or superior content and functionality, or (iii) to modify the subject Protected Material without materially and adversely affecting their content and functionality.

         (c) Any party claiming indemnification pursuant to this Agreement shall notify the indemnifying party within thirty (30) days after learning of the occurrence of any event (including, without limitation, the commencement of any audit by any taxing authority) that such party asserts is an indemnifiable event pursuant to this Agreement. If such event involves the claim of any third party and the indemnifying party confirms in writing its responsibility for such liability, if established, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, assume control over (in which case the indemnifying party shall assume all expense with respect to) the defense, settlement, adjustment or compromise of such claim.

         (d) The indemnified party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at the expense of the indemnifying party (i) if the retention of such counsel has been specifically authorized by the indemnifying party, or (ii) if the counsel is retained because the indemnifying party does not notify the indemnified party within twenty (20) days after receipt of a claim notice that it elects to undertake the defense thereof. The indemnified party shall have the right to employ counsel at the indemnified party's own expense and to participate in such action or claim, including settlement or trial, so long as such participation does not substantially interfere in the indemnifying party's defense of such claim or action.

         (e) The indemnifying party shall obtain the prior written approval of the indemnified party, not to be unreasonably withheld, before entering into any settlement, adjustment, or compromise of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement, adjustment, compromise, or cessation, injunctive or other relief would be imposed against the indemnified party.

         (f) If the indemnifying party does not assume control over the defense of such claim as provided in herein, the indemnified party shall have the right to defend the claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and with the consent of the indemnifying party, not to be unreasonably withheld, to settle, adjust, or compromise such claim. The indemnified party may settle, adjust, or compromise any such claim without the consent of the indemnifying party if the indemnified party waives indemnification for such claim.

12. Limitation of Damages and Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER HEREUNDER FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING REASONABLE ATTORNEYS' FEES AND LOST PROFITS) THAT RESULT FROM OR ARE RELATED TO THIS AGREEMENT, EVEN IF THE PARTY FROM WHOM INDEMNITY IS SOUGHT HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT OTHER THAN WITH RESPECT TO INDEMNIFICATION OBLIGATIONS UNDER SECTION 11, BUILDNET'S AGGREGATE LIABILITY TO COMPANY UNDER THIS AGREEMENT FOR DAMAGES, COSTS, AND EXPENSES SHALL NOT EXCEED THE AMOUNT RECEIVED BY BUILDNET UNDER THIS AGREEMENT WITHIN TWELVE MONTHS OF THE CAUSE OF ACTION GIVING RISE TO THE LIABILITY NOTHING IN THIS SECTION SHALL LIMIT IN ANY MANNER EITHER PARTY'S RIGHTS TO SEEK INJUNCTIVE RELIEF.

13.      Confidentiality.

         (a) Definition. "Proprietary Information" of a party means: any confidential, proprietary or trade secret information disclosed by a party that is identified in writing as such at the time of its initial disclosure, or if initially disclosed in intangible form, is reduced to tangible form and properly identified as such within 30 days of initial unmarked disclosure, including without limitation: (i) information disclosed by a party relating to product development strategy and activity, corporate assessments and strategic plans, financial and statistical information, accounting information, software, systems, processes, formulae, inventions, discoveries, policies, guidelines, procedures, practices, disputes or litigation; (ii) trade information relating to such party's employees, contractors or customers which, if released, would cause an unlawful or actionable invasion of privacy; and (iii) compilations or summaries of information or data that is itself Proprietary Information. For purposes of this Agreement, information shall be deemed to be disclosed by a party if such information is disclosed by any of its officers, employees, directors, consultants, agents, representatives or affiliates.

         (b) Protection. Except as provided herein, all Proprietary Information disclosed by a party hereto to any other party hereto in the course of performing under this Agreement or to which a party hereto gains access in connection with this Agreement shall be deemed to be the property of the disclosing party. The receiving party shall during the life of this Agreement:
(i) receive such Proprietary Information in confidence; (ii) during the life of this Agreement and for two (2) years thereafter maintain the confidentiality of such Proprietary Information and not disclose such Proprietary Information to third parties (except for the receiving party's representatives, agents and contractors who have a need to know, are under a duty of non-disclosure, and are acting for the sole benefit of the receiving party), and shall accord such

Proprietary Information at least the same level of protection against unauthorized use and disclosure as the receiving party customarily accords its own information of a similar nature; (iii) use or permit the use of such Proprietary Information solely in accordance with the terms of this Agreement; and (iv) promptly notify the disclosing party in writing of any loss or unauthorized use or disclosure of or access to the disclosing party's Proprietary Information of which it becomes aware. The terms and conditions of this Agreement (as well as all information regarding the negotiation of this Agreement) shall be deemed to be the Proprietary Information of the parties hereto. The parties hereto shall each abide by and reproduce and include any restrictive legends or proprietary rights notices that appear in or on any Proprietary Information of the other parties hereto that it is authorized to reproduce. Each party shall also not remove, alter, cover or distort any trademark, trade name, copyright or other proprietary rights notices, legends, symbols or labels appearing in any Proprietary Information of any other party hereto. Confidentiality obligations and restrictions arising under this Section 13 shall expire two (2) years after expiration or termination of this Agreement.

         (c) Exclusions. The restrictions on disclosure set forth above shall not apply when, and to the extent that the Proprietary Information: (i) is or becomes generally available to the public through no fault of the receiving party; (ii) was previously rightfully known to the receiving party free of any obligation to keep it confidential; (iii) is subsequently disclosed to the receiving party by a third party who may rightfully transfer and disclose such information without restriction and free of any obligation to keep it confidential; (iv) is independently developed by the receiving party or a third party without reference to the disclosing party's Proprietary Information; or
(v) is required to be disclosed by the receiving party as a matter of law, provided that the receiving party uses all reasonable efforts to provide the disclosing party with at least ten (10) days' prior written notice of such disclosure and the receiving party discloses only that portion of the Proprietary Information that is legally required to be furnished pursuant to the opinion of legal counsel of the receiving party.


         (d) Data Rights. Notwithstanding anything herein to the contrary, Company hereby grants BuildNet the right to use all transaction data generated by the BuildNet System in a aggregated form for forecasting or other commercial purposes, including transactions that contain Company data, provided that no Company identifying information is included in such data, and provided further that the data may not be manipulated in any way to individually separate the transactions that comprise the data or to identity Company as a participant in the transactions comprising the data. Except as provided above, Assuming that Company obtains appropriate customer authorization, Company will have the right to use all data generated by and through its customers for the Products, including Product transaction data (whether or not such transactions flow through the BuildNet System) in any manner it deems appropriate. [*]

         (e)   Security. BuildNet will use commercially reasonable efforts to
(i) ensure the security of individual customer account, pricing, purchasing, and credit information; and (ii) provide adequate security around the BuildNet System and to protect proprietary system design, content, and functionality from unauthorized use or access by third parties.

         (f) Equitable Relief. The parties acknowledge that a breach of any portion of this Article VII would cause the non-disclosing party irreparable harm for which monetary damages

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

would be inadequate. Accordingly, the non-disclosing party shall be entitled to seek injunctive or other equitable relief to remedy any threatened or actual breach of any portion of this Section 13 by the other party.

14.      Trademarks.

         (a) Right to Use Company Trademarks, Tradenames and Logos. Company hereby grants to BuildNet the nonexclusive right and license to use the Company name, trade names, trademarks, logo and service marks (collectively referred to as the "Company Marks") solely in connection with the use and promotion of the BuildNet System. Either separately or in conjunction with any Company Mark, BuildNet agrees to include any notices that Company may reasonably request when using the Company Marks. BuildNet agrees that any use of the Company Marks shall be subject to review and approval in advance by Company. Company shall retain the right, in its sole discretion, to demand immediate modification, revision or cessation of a Company Mark in the event that Company determines that the Company Mark is being used improperly. Without limiting the generality of the foregoing, BuildNet shall not use a Company Mark in a manner that, in Company's determination, may cause embarrassment to Company or may damage Company's reputation.

         (b) Ownership of Company Marks. All Company Marks shall remain the exclusive property of Company.

         (c) Right to Use BuildNet Trademarks, Tradenames and Logos. BuildNet hereby grants to Company the nonexclusive right and license to use the BuildNet name, trade names, trademarks, logo and service marks (collectively referred to as the "BuildNet Marks") solely in connection with the use and promotion of the BuildNet System. Either separately or in conjunction with any BuildNet Mark, Company agrees to include any notices that BuildNet may reasonably request when using the BuildNet Marks. Company agrees that any use of the BuildNet Marks shall be subject to review and approval in advance by BuildNet. BuildNet shall retain the right, in its sole discretion, to demand immediate modification, revision or cessation of a BuildNet Mark in the event that BuildNet determines that the BuildNet Mark is being used improperly. Without limiting the generality of the foregoing, Company shall not use a BuildNet Mark in a manner that, in BuildNet's determination, may cause embarrassment to BuildNet or may damage BuildNet's reputation.

         (d) Ownership of BuildNet Marks. All BuildNet Marks shall remain the exclusive property of BuildNet.

15.      Miscellaneous.

         (a) Notices. All notices and other communications required or permitted under this Agreement shall be in writing to the addresses set forth above and shall be deemed given when delivered personally, or five (5) days after being deposited in the United States mail, return receipt requested and postage prepaid, or on the next day when delivered via next day service by an overnight courier with proof of receipt. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

         (b) No Joint Venture. Nothing contained in this Agreement shall be construed so as to constitute either party as a partner or joint venturer or agent of the other party, or to require either party to share profits, gains or ownership interest in or from any property or activities. No party shall be liable for the debts, accounts, obligations or other liabilities of the other party, including without limitation, the other party's obligation to withhold payroll and income taxes.

         (c) Entirety. This Agreement together with all exhibits that are incorporated herein by reference, embodies the entire Agreement and except as otherwise contemplated herein, supersedes all prior agreements, written and oral, relating to the subject matter hereof.

         (d) Amendment. Amendments to this Agreement, including any exhibit hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

         (e) Waiver. The failure of any party hereto to enforce any provision of this Agreement, or any right with respect thereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provision, right, or election, or in any way affect the validity of this Agreement. The failure of any party hereto to enforce any provision, right or election shall not prejudice such party from later enforcing or exercising that provision, right, or election which it has under this Agreement.

         (f) Severability. In the event that any provision of the Agreement or any part thereof is held by a court to be invalid, the remainder of this Agreement shall be binding on the parties and construed as if the invalid provisions or parts thereof have been deleted from this Agreement.

         (g) Assignment. Neither party may assign or subcontract its rights or obligations under this Agreement, either in whole or in part, without the prior written consent of the other party, which shall not be unreasonably withheld, and any attempt to do so shall be void and of no effect.

         (h) Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         (i) Governing Law and Arbitration. This Agreement will be governed by the laws of the State of North Carolina without regard to its conflicts of law provisions. Any dispute or claim arising out of, or in connection with, this Agreement shall be finally settled by binding arbitration in Raleigh, North Carolina, in accordance with N.C. Gen. Stat. ss. 1-567.1 et seq. (the "Uniform Arbitration Act") and the then-current rules and procedures of the American Arbitration Association by one (1) arbitrator appointed by the American Arbitration Association. The arbitrator shall apply the law of the State of North Carolina, without reference to rules of conflict of law or statutory rules of arbitration, to the merits of any dispute or claim. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award punitive or exemplary damages against any party.

         (j) Force Majeure. Except for the payment of money, failure of either party to perform, in whole or in part, when due, if occasioned in whole or in part by any act of God, act of governmental authority, fire, explosion, shortage or failure of supply of materials or labor (including without limitation the loss, illness, injury or incapacity of key employees), or any other occurrence, act, course or thing beyond the reasonable control of that party, shall excuse that party from its obligation to perform when due. The applicable party shall have no obligations or liability in any amount arising out of or in connection with such failure.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


GENERAL ELECTRIC COMPANY                    BUILDNET, INC.


By:                                         By:
   ---------------------------------           --------------------------------
                                                 Keith T. Brown, President
Name:
     -------------------------------

Title:
      ------------------------------

                                   EXHIBIT A

1.       Description of Major Product Category.






2.       Products to be provided by Company under the Major Product Category.

                                   EXHIBIT C

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IN NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

                                 BUILDNET, INC.
                             STOCK PURCHASE WARRANT

         This Warrant is issued as of this 21st day of May 1999 (the "Effective Date") by BuildNet, Inc., a North Carolina corporation (the "Company"), to GE Capital Equity Investments, Inc., or permitted assigns (the "Holder").

         1.       Issuance of Warrant; Term; Price.

                  1.1 Issuance. Subject to the terms and conditions set forth herein, Company hereby grants to Holder the right to purchase up to 271,319 shares (which number of shares is subject to adjustment as described below) of Company's Series B Preferred Stock (the "Warrant Stock"). This Warrant shall become exercisable based on General Electric Company's operating unit, General Electric Appliances ("GEA") meeting the milestones as set forth below. In all cases, achievement of the milestones below will be based on GEA's active participation in helping to promote the Company's electronic commerce application and network (the "BuildNet System"). In order to meet the milestones as set forth below, the Company acknowledges that GEA and the Company will work together to bring the parties to contract, and it is not required that GEA alone bring the party to contract, so long as GEA has an active role in introducing the prospect (manufacturer, distributor or builder) to the Company and uses its good faith efforts to provide reasonable assistance to Company personnel in promoting, negotiating and/or closing the prospect's participation in the BuildNet System.

         Commencing on the Commencement Date, as defined below, GEA will commence sales and marketing efforts designed to increase participant enrollment in the BuildNet System. "Commencement Date" means the date that GEA, in its good faith reasonable judgment, (which shall not be unreasonably withheld) confirms that the Company has provided it with sales and marketing materials sufficient to allow GEA to solicit manufacturers, distributors and builders in a manner reasonably likely to result in such persons agreeing to participate in the BuildNet System. The parties agree that said sales and marketing materials will be completed within ninety (90) days of the Effective Date, unless extended by mutual consent. GEA agrees to use its reasonable commercial efforts to help the Company prepare said materials. The Warrant may be exercised for the following number of shares of Warrant Stock based on GEA's achievement of the corresponding milestone(s).

                         (a)  For every [*] identified in Exhibit A for which
the Initial Warrant Trigger has been satisfied during the first [*] months after the Commencement Date, and for which the Final Warrant Trigger is satisfied, and for every [*] identified in Exhibit A for which the Initial Warrant Trigger has been satisfied during the next [*] months thereafter (months [*] after the Commencement Date) and for which the Final Warrant Trigger has been satisfied, the Warrant will become exercisable as to [*] shares of Warrant Stock.

                         (b)  For every [*] identified in Exhibit A for which
the Initial Warrant Trigger has been satisfied during the first [*] months after the Commencement Date, and for which the Final Warrant Trigger is satisfied, and for every [*] identified in Exhibit A for which the Initial Warrant Trigger has been satisfied during the next [*] months thereafter (months [*] after the Commencement Date), and for which the Final Warrant Trigger has been satisfied, the Warrant will become exercisable as to [*] shares of Warrant Stock.

                         (c)  For every [*] identified on Exhibit A for which
the initial Warrant Trigger has been satisfied during the first [*] months after the Commencement Date, and for which the Final Warrant Trigger is satisfied and for every [*] for which the Initial Warrant Trigger has been satisfied during the next [*] months thereafter (months [*] after the Commencement Date), and for which the Final Warrant Trigger has been satisfied, the Warrants will become exercisable as to [*] shares of Warrant Stock.


                         (d)  For purposes of this section, "Initial Warrant
Trigger" means, with respect to any manufacturer, distributor or builder listed on Exhibit A, that (i) such person was introduced to the Company by GEA or its agents (whether such introduction was made prior to or after the Commencement Date and regardless of whether the Company has previously been introduced to or had discussions with such person prior to the Effective Date), (ii) following such introduction, GEA has used its good faith reasonable efforts to assist the Company in following up with such person in order to secure such person's participation in the BuildNet System, and (iii) the Company and such person enter into a non-binding letter of intent regarding the BuildNet System within the 12 or 18 month period after the Commencement Date, as applicable. "Final Warrant Trigger" means, with respect to any manufacturer, distributor or builder listed on Exhibit A, that the Company and such person enter into a definitive agreement regarding the BuildNet System within 6 months after execution of a letter of intent. In the event the BuildNet System is not operational for a given customer within said 6-month period, said period shall be extended until the BuildNet System has been made operational.

                         (e) If GEA thereafter helps bring other participants
to the BuildNet System who meet the criteria used in creating Exhibit A, the participants will, by mutual agreement of the Company and GEA (which agreement shall not be unreasonably withheld) be counted toward the milestone goals notwithstanding that the participants are not then on Exhibit A. In addition, the Company and GEA may mutually agree to count toward the milestone goals other participants brought by GEA who do not meet the criteria used in creating Exhibit A.

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

                  1.2 Term. The shares of Warrant Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until May 21, 2004.

                  1.3. Exercise Price. The exercise price (the "Warrant Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to [*].

         2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows.

                  2.1 Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Warrant Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Warrant Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this subsection 2.1 and subsections 2.2 and 2.3 of this
Section 2.

                  2.2. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Series B Preferred Stock or the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of the Series B Preferred Stock or Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Warrant Price then in effect, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger,

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

consolidation or disposition of assets to which the holder would have been entitled upon such consummation of such event if such holder had exercised this Warrant immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of the Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2. For purposes of this Section 2.2, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  2.3 Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Warrant Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

                  2.4 Conversion or Redemption of Warrant Stock. If at the time of any exercise of this Warrant there are no other shares of Warrant Stock outstanding (such shares having been converted or redeemed), this Warrant shall be exercisable for Common Stock instead of Warrant Stock in the same amounts, for the same prices and on the same terms, and all references herein to "Warrant Stock" shall be changed to refer to "Common Stock."

         3. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

         4. No Shareholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a shareholder of the Company until the holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

         5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this

Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

         6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the Shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable.

         7.       Right to Convert Warrant for Warrant Stock.

                  7.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the "Conversion Right") into shares of Warrant Stock as provided in this Section 7, subject to the restrictions set forth in subsection 7.3 hereof. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing
(x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof ), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from
(B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as herein defined).

                  7.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection 7.1 hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective immediately upon surrender of this Warrant (the "Conversion Date"). Certificates for the shares of Warrant Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under subsection 2.1) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date.

                  7.3 Restrictions on Conversion Right. In the event that, in connection with or following a public offering of the Company's Common Stock, the Conversion Right contained herein would, at any time this Warrant remains outstanding, be deemed by the Company' s independent certified public accountants to trigger a charge to the Company's earnings for financial reporting purposes, then the Conversion Right as specified in section 7.1 shall automatically terminate upon the Company's written notice to the Holder of such adverse accounting treatment.

                  7.4 Determination of Fair Market Value. For purposes of this Section 7, fair market value of a share of Warrant Stock as of a particular date (the "Determination Date") shall mean:

                         (a)  In the case of a  public  offering,  the  initial
"Price to Public" specified in the final prospectus with respect to such offering if the Holder elects to exercise its Warrants at that time. If the Holder elects to exercise its warrants in whole or in part after a public offering, the fair market value of a share of Warrant Stock shall be the last closing price per share on such date;

                         (b)  In the case of an acquisition  of a controlling
interest (51% or more) of BuildNet stock, the effective per share consideration to be received in an Acquisition by holders of the Warrant Stock, which price shall be as specified in the agreement entered into with respect to such Acquisition and determined assuming receipt of the aggregate exercise price of all outstanding warrants to purchase Warrant Stock (the "Outstanding Warrants"), or if no such price is set forth in the agreement concerning the Acquisition, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including the aggregate exercise price of all Outstanding Warrants; or

                         (c)  In any other case, the price determined in good
faith by the Company's Board of Directors.

         8. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

         9. Notice of Proposed Transfers. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the "Securities"), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities Exchange Commission (the "Commission") to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

         10. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         11. Miscellaneous. This Warrant shall be governed by the laws of the State of New York The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.

         12. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof.

         13. Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder of this Warrant, each future holder of such Warrant, and the Company.

         14. No Impairment. The Company shall not by any action, including, without limitation, amending its Articles of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Series B Preferred Stock or Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series B Preferred Stock or Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

         IN WITNESS WHEREOF, the undersigned officer of the Company has set his hands as of the date first above written.


                                             BUILDNET, INC.


                                             By:
                                                -------------------------------
                                                Keith T. Brown, President

                                   EXHIBIT A

         TOP MANUFACTURERS, DISTRIBUTORS AND BUILDERS

                            ************************






[*]

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

                                   EXHIBIT D
                      TRANSACTION FEE COST SAVINGS FORMULA

         [*]

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

                                   EXHIBIT E
                                 BUILDNET, INC.
                           GENERAL SERVICES AGREEMENT


         This General Services Agreement (the "Agreement"), dated as of ________, 1999, is entered into pursuant to, under and subject to that certain Internet Development, Marketing and Distribution Agreement of even date herewith (the "Master Agreement") by and between BuildNet, Inc., a North Carolina corporation, with its principal place of business at 4815 Emperor Drive, Suite 214, Morrisville, North Carolina 27560 ("BUILDNET"), and General Electric Company, a New York corporation, by and through its General Electric Appliances operating unit having a place of business at Appliance Park, Louisville, Kentucky 40225 ("GEA"), and describes the terms and conditions under which BUILDNET will perform for GEA the information technology services described below. BUILDNET and GEA are sometimes hereinafter referred to individually as a "Party" and collectively as "Parties".

1. TERM. The term of this Agreement will commence on __________, 1999 (the "Effective Date"), and, unless earlier terminated as provided in the Master Agreement, will terminate on December 30, 2009, or sooner at GEA's election. Thereafter, this Agreement may be renewed for additional terms of twelve (12) months each if both parties consent.

2. BUILDNET SERVICES. GEA may afford BUILDNET the opportunity to make proposals on other information technology projects for which GEA contemplates using third party resources associated with the implementation and maintenance of BUILDNET related information services during the term of this Agreement. During the term of this Agreement, the Parties may agree upon Work Orders, which Work Orders shall be generally in the format specified in an attachment hereto, and such attachment shall consist of: (a) an Exhibit A describing the specific services BUILDNET will perform and the deliverables BUILDNET will produce (the "BUILDNET Services"); (b) an Exhibit B describing the obligations of GEA; (c) an Exhibit C describing the payments due to BUILDNET for the BUILDNET Services; and (d) if required, an Exhibit D specifying any terms and conditions unique to that Work Order. In the event of a conflict between the terms of a Work Order and the terms of this Agreement, the terms of this Agreement will control. Work Orders shall be numbered sequentially beginning with the number one (1) and when executed shall be attached hereto and made a part hereof. The first Work Order, Work Order No. 1, is attached hereto as Exhibit A.

3. REPRESENTATIVES. During the term of this Agreement, BUILDNET and GEA will each designate a representative (the "Representative") who will be its primary point of contact in dealing with the other under this Agreement and who will have the authority and power to make decisions with respect to actions to be taken by it under this Agreement. Either Party may change its Representative by giving notice to the other Party of the new Representative and the date upon which such change will become effective. In performing its obligations under this Agreement, each Party shall be entitled to rely upon any routine instructions, authorizations, approvals or other information provided to it by the other Party's

          Representative or, as to areas of competency specifically identified by such Representative, by any other personnel identified by the other Party's Representative, from time to time, as having authority to provide the same on behalf of that Party in such person's area of competency. Unless a Party knew of any error, incorrectness or inaccuracy in such instructions, authorizations, approvals or other information, such Party shall incur no liability or responsibility of any kind in relying on or complying with any such instructions, authorizations, approvals or other information supplied by the other Party's Representative.

4. GEA'S ROLE. During the term of this Agreement and in addition to the other obligations of GEA described herein, GEA will, at its own cost and expense, have such other obligations to BUILDNET described in any Work Orders agreed to by the Parties.

5. PAYMENT. In consideration for the performance of the BUILDNET Services, GEA shall pay to BUILDNET the charges set forth in any Work Orders agreed to by the Parties as such charges may be adjusted from time to time as provided in such Work Order. In addition, GEA shall pay or reimburse BUILDNET for (a) all reasonable out-of-pocket expenses incurred by BUILDNET in the performance of the BUILDNET Services specified in any Work Orders agreed to by the Parties , subject, however, to GEA's advance approval of all travel and living expenses. BUILDNET shall submit written invoices to GEA monthly in arrears reflecting the amount owed to BUILDNET by GEA for the previous month, with such supporting documentation as GEA may reasonably request, and GEA will pay the invoiced amount within sixty
          (60) days from receipt of invoice. Delinquent payments will be subject to interest as provided in section 6.4 of the Master Agreement.

6. EMPLOYEES. All BUILDNET personnel performing the BUILDNET Services shall be and remain the employees of BUILDNET, and BUILDNET will provide for and pay the compensation and other benefits of such employees, including salary, health, accident and workers' compensation benefits and all taxes and contributions which an employer is required to pay relating to the employment of employees. During the term of this Agreement and for a period of twelve (12) months thereafter, neither Party will solicit, directly or indirectly, for employment or employ any employee of the other who is or was involved in the performance of the BUILDNET Services without the prior written consent of the employing Party.

7. OWNERSHIP. Subject to the applicable provisions of the Master Agreement pertaining to ownership and intellectual property rights, each Party will retain all rights it possessed prior to the date of this Agreement in any software, ideas, concepts, know-how, development tools, techniques or any other proprietary material or information that may be used by such Party in connection with its role relating to the performance of the BUILDNET Services. Should BUILDNET acquire third party owned software on GEA's behalf and subsequently deliver such software to GEA either as a standalone product or as part of a deliverable hereunder (as hereinafter defined), such software will be and remain the property of such vendor and GEA agrees to comply with such third party software owners' license terms and conditions. Subject to such third party rights or restrictions and the other provisions of this Section 7, all deliverables developed specifically to integrate BUILDNET systems to GEA systems, (including source code, development and user documentation, test plans, build scripts and installation processes required for GEA to continue to maintain and develop the GEA systems) shall become and remain the sole and exclusive property of GEA. Notwithstanding anything to the contrary in this Agreement, BUILDNET (i) will retain all right, title and interest in and to all development tools, know-how, methodologies, processes, technologies or algorithms used in performing the BUILDNET Services which are based on trade secrets or proprietary information of BUILDNET or are otherwise owned or licensed by BUILDNET, (ii) will be free to use the ideas, concepts and know-how that are developed by BUILDNET in the course of performing the BUILDNET Services and that may be retained by BUILDNET's employees in intangible form, and (iii) will retain ownership of any BUILDNET-owned software or development tools that are used in producing any work product or become embedded therein. BUILDNET hereby grants to GEA a perpetual, royalty-free, nonexclusive license to use such embedded software and tools (if any) solely in connection with GEA's use and exploitation of the deliverables and in working with the BUILDNET's electronic commerce systems, and only so long as such software and tools (if any) remain embedded in the deliverables or any improvements thereto or derivative works thereof and are not separated therefrom. No licenses will be deemed to have been granted by either Party to any of its patents, trade secrets, trademarks or copyrights, except as otherwise expressly provided in this Agreement.

8. TERMINATION OR EXPIRATION OF AGREEMENT. GEA may terminate this Agreement with or without cause on sixty (60) days written notice to BuildNet. In addition, if either Party materially or repeatedly defaults in the performance of any of its obligations under this Agreement, which default (a) if of a non-monetary nature, is not substantially cured within thirty (30) days after notice is given to the defaulting Party specifying the default or, with respect to those defaults that cannot reasonably be cured within thirty (30) days, should the defaulting Party fail to proceed within thirty (30) days to commence curing the default and thereafter to proceed with all reasonable diligence to substantially cure the default, or (b) if of a monetary nature, is not cured within 10 days after notice is given to the defaulting Party specifying the default, the Party not in default may, by giving notice thereof to the defaulting Party, terminate this Agreement as of a date specified in such notice of termination. Upon expiration or termination of this Agreement for any reason, BUILDNET will cease to perform the BUILDNET Services for GEA, and GEA will pay to BUILDNET all sums due to BUILDNET as a result of the BUILDNET Services performed and expenses incurred through the effective date of such expiration or termination (prorated as appropriate). Expiration or termination of this Agreement for any reason shall not release either Party from any liabilities or obligations set forth in this Agreement which (a) the Parties have expressly agreed will survive any such expiration or termination or
          (b) remain to be performed or by their nature would be intended to be applicable following any such expiration or termination.

9.        CONFIDENTIALITY.

          (A) SCOPE OF OBLIGATION. Except as otherwise expressly provided in this Agreement, BUILDNET and GEA each agree that (a) all information communicated to it by the other and identified in writing as confidential, or disclosed orally or visually if identified as confidential at the time of disclosure and if summarized in writing and provided to the other party promptly after such oral or visual disclosure whether before or after the date hereof, (b) all information constituting part of the work product or deliverables provided in connection with the BUILDNET Services, whether before or after the date hereof, and (c) this Agreement and the parties' rights and obligations hereunder, will be and will be deemed to have been received in confidence and will be used only for purposes of this Agreement, and each of BUILDNET and GEA agrees to use the same means as it uses to protect its own confidential information, but in no event less than reasonable means, to prevent the disclosure and to protect the confidentiality thereof. No such information will be disclosed by the recipient Party without the prior written consent of the other Party; provided, however, that each Party may disclose this Agreement and the other Party's confidential information to those of the recipient Party's attorneys, auditors, insurers (if applicable), subcontractors and full time employees who have a need to have access to such information in connection with their employment (or engagement, if applicable) by the recipient Party. Compliance by each of the persons referenced in the preceding sentence with the confidentiality obligations set forth in this Section will remain the responsibility of the Party employing or engaging such persons.

          (B) EXCEPTIONS. The foregoing will not prevent either Party from disclosing information that belongs to such Party or (i) is already known by the recipient Party without an obligation of confidentiality other than under this Agreement, (ii) is publicly known or becomes publicly known through no unauthorized act of the recipient Party, or
          (iii) is rightfully received from a third party. If confidential information is required to be disclosed pursuant to a requirement of a governmental authority, such confidential information may be disclosed pursuant to such requirement so long as the Party required to disclose the confidential information, to the extent possible, provides the other Party with timely prior notice of such requirement and coordinates with such other Party in an effort to limit the nature and scope of such required disclosure. If confidential information is required to be disclosed in connection with the conduct of any mediation or arbitration proceeding carried out pursuant to Section 13 of this Agreement, such confidential information may be disclosed pursuant to and in accordance with the approval and at the direction of the mediator or arbitrator, as the case may be, conducting such proceeding. Upon written request at the expiration or termination of this Agreement for any reason, all documented confidential information (and all copies thereof) owned by the requesting Party will be returned to the requesting Party or will be destroyed, with written certification thereof being given to the requesting Party. The provisions of this Section will survive the expiration or termination of this Agreement for any reason.

          (C) Notwithstanding the foregoing, (a)GEA acknowledges and agrees that BUILDNET is engaged principally in the business of offering electronic commerce products and services to the building industries and that nothing disclosed to BUILDNET by GEA hereunder shall in any way preclude BUILDNET from engaging in such business in the ordinary course consistent with BUILDNET's business plans, and (b) BUILDNET acknowledges and agrees that GEA is engaged in the various business aspects of electronic commerce and that nothing disclosed to GEA by BUILDNET hereunder shall in any way preclude GEA from engaging in such business in the ordinary course consistent with GEA's business plans.


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

10.       WARRANTIES.

          (A) PERFORMANCE. BUILDNET represents and warrants that all BUILDNET Services will be performed in a professional and workmanlike manner in accordance with industry standards.

          (B) GEA INFORMATION. GEA represents and warrants that the information furnished by GEA to BUILDNET on which BUILDNET based the description of the BUILDNET Services and the charges to be paid by GEA therefor, in each case as set forth in this Agreement, is accurate and complete in all material respects.

          (C) VIRUSES. Each Party will use commercially reasonable measures to screen any software provided or made available by it to the other Party hereunder for the purpose of avoiding the introduction of any "virus" or other computer software routine or hardware components which are designed (i) to permit access or use by third parties to the software of the other Party not authorized by this Agreement,
          (ii) to disable or damage hardware or damage, erase or delay access to software or data of the other Party, or (iii) to perform any other similar actions.

          (D) DISABLING CODES. BUILDNET will not, without informing GEA's Representative in writing, knowingly insert into the software used by it hereunder any code or other device which would have the effect of disabling, damaging, erasing, delaying or otherwise shutting down all or any portion of the BUILDNET Services or the hardware, software or data used in performing the BUILDNET Services. BUILDNET will not invoke such code or other device at any time, including upon expiration or termination of this Agreement for any reason.

          (E) YEAR 2000 The parties rights and responsibilities shall be as provided in section 9 of the Master Agreement.

11.       INDEMNIFICATION.

          (A)  CLAIMS RELATING TO PERSONAL INJURY AND PROPERTY DAMAGE.

          (I) GENERAL. BUILDNET and GEA each will be responsible for any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses (collectively, "Losses"), to their respective tangible personal or real property (whether owned or leased), and each Party agrees to look only to its own insuring arrangements (if any) with respect to such Losses. BUILDNET and GEA each will be responsible for Losses for the death of or personal injury to any person (including any employee of either party) and Losses for damages to any third party's tangible personal or real property (whether owned or leased), in accordance with the law of the jurisdiction in which such Loss is alleged to have occurred. Each Party will indemnify and defend the other Party and hold the other Party harmless from any and all Losses arising out of, under or in connection with claims for which the indemnitor is responsible under the preceding sentence.

        (II) WAIVER OF SUBROGATION. BUILDNET and GEA waive all rights to recover against each other for any Loss to their respective tangible personal property (whether owned or leased) from any cause covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. BUILDNET and GEA will use reasonable efforts to cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each Party. Each Party will give the other Party written notice if a waiver of subrogation is unobtainable or obtainable only at additional expense. If the Party receiving such notice agrees to reimburse the other Party for such additional expense, the other Party will obtain such waiver of subrogation. If a waiver is unobtainable or if a Party elects not to pay the additional expense of a waiver, then neither Party nor their insurers will waive such subrogation rights.

        (B)    INFRINGEMENT CLAIMS.

        (I) GENERAL. BUILDNET and GEA each agree to defend the other Party against any action to the extent that such action is based upon a claim that the software (other than third party software) or confidential information provided by the indemnitor, or any part thereof infringes an intellectual property right of a third party. The indemnitor will bear the expense of such defense and pay any damages and reasonable attorneys' fees that are attributable to such claim finally awarded by a court of competent jurisdiction.

        (II) EXCLUSIONS. Neither BUILDNET nor GEA will be liable to the other for claims of indirect or contributory infringement. In particular, the indemnitor will have no liability to the indemnitee hereunder if any claim of infringement is based upon the use of software provided by the indemnitor hereunder used in a manner for which the software was not designed. Also, the indemnitor will have no liability if the indemnitee modifies any software provided by the indemnitor hereunder and such infringement would not have occurred but for such modification, or uses the software in the practice of a patented process and there would be no infringement in the absence of such practice, or such claim arises out of the indemnitor's compliance with specifications provided by the indemnitee and such infringement would not have occurred but for such compliance.

        (III) ADDITIONAL REMEDY. If software or confidential information becomes the subject of an infringement claim under this Section 11, or in the indemnitor's opinion is likely to become the subject of such a claim, then, in addition to defending the claim and paying any damages and reasonable attorneys' fees as required above in this Section 11, the indemnitor will either
               (A) replace or modify the software or confidential information to make it noninfringing or cure any claimed misuse of another's trade secret or (B) procure for the indemnitee the right to continue using the software or confidential information pursuant to this Agreement. If neither option is available to the indemnitor through the use of reasonable, diligent efforts, (x) the indemnitee will return such software or confidential information to the indemnitor and (y) if requested by the indemnitee in good faith, the parties will negotiate, pursuant to Section 13 of this Agreement to reach a written agreement on what, if any, monetary damages (in addition to the indemnitor's obligation to defend the claim and pay any damages and reasonable attorneys' fees as required above in this
               Section 11) are reasonably owed by the indemnitor to the indemnitee as a result of the indemnitee no longer having use of such software or confidential information.

          (C) PROCEDURES. The indemnification obligations set forth in this Section will not apply unless the Party claiming indemnification: (a) notifies the other Party promptly in writing of any matters in respect of which the indemnity may apply and of which the notifying Party has knowledge, in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, however, that the failure to so notify will only relieve the indemnitor of its obligations under this Section if and to the extent that the indemnitor is prejudiced thereby; and (b) gives the other Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided, however, that the indemnitee will have the right to participate in any legal proceeding to contest and defend a claim for indemnification involving a third party and to be represented by legal counsel of its choosing, all at the indemnitee's cost and expense. However, if the indemnitor fails to promptly assume the defense of the claim, the Party entitled to indemnification may assume the defense at the indemnitor's cost and expense.

          The indemnitor will not be responsible for any settlement or compromise made without its consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was liable to assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

12. LIABILITY. Except for claims brought under Section 11, with respect to each Work Order, each Party's liability to the other Party for any damages arising out of or related to such Work Order, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise, will be limited to and will not exceed, in the aggregate for all claims, actions and causes of action of every kind and nature, the total of the amounts received and due BUILDNET under such Work Order. In no event will the measure of damages payable by either Party include, nor will either Party be liable for, any amounts for loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of any party, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed. No claim, demand for mediation or arbitration or cause of action which arose out of an event or events which occurred more than one (1) year prior to the filing of a demand for mediation or arbitration or suit alleging a claim or cause of action may be asserted by either Party against the other Party. The provisions of this Section 12 will survive the expiration or termination of this Agreement for any reason.

13. MEDIATION; ARBITRATION. Any dispute, controversy or claim arising under, out of, in connection with or in relation to this Agreement, or the breach, termination, validity or enforceability of any provision hereof (a "Dispute"), if not resolved informally through negotiation between the Parties, will be submitted to non-binding mediation and/or arbitration as provided in the Master Agreement.

14. EXCUSED PERFORMANCE. Except for the payment of money, neither Party will be deemed to be in default hereunder, or will be liable to the other, for failure to perform any of its non-monetary obligations under this Agreement for any period and to the extent that such failure results from acts or omissions of the other Party, natural disasters, riots, war, civil disorder, or any other causes beyond that Party's reasonable control (including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment or lines) and which it could not have prevented by reasonable precautions or could not have remedied by the exercise of reasonable efforts.

15. RIGHT TO ENGAGE IN OTHER ACTIVITIES. GEA acknowledges and agrees that, BUILDNET may provide data processing and other information technology services for third parties at any BUILDNET facility that BUILDNET may utilize from time to time for performing the BUILDNET Services. Nothing in this Agreement will impair BUILDNET' right, subject to the provisions of Section 9, to acquire, license, market, distribute, develop for itself or others or have others develop for BUILDNET similar technology performing the same or similar functions as the technology and BUILDNET Services contemplated by this Agreement, so long as BUILDNET does not use any GEA business data or other proprietary information in such endeavors.

16. NOTICES. All notices under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or by a nationally recognized courier service, faxed or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Parties at the addresses set forth below. All notices under this Agreement that are addressed as provided in this Section 16, (a) if delivered personally or by a nationally recognized courier service, will be deemed given upon delivery, (b) if delivered by facsimile, will be deemed given when confirmed and (c) if delivered by mail in the manner described above, will be deemed given on the fifth (5th) business day after the day it is deposited in a regular depository of the United States mail. Either Party may change its address or designee for notification purposes by giving notice to the other of the new address or designee and the date upon which such change will become effective.

17. OTHER. Where agreement, approval, acceptance or consent of either Party is required by this Agreement, such action will not be unreasonably withheld or delayed. If any provision (other than a provision relating to any payment obligation) of this Agreement or the application thereof to any persons or circumstances is, to any extent, held invalid or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable will not be affected thereby, and each provision of this Agreement will be valid and enforceable to the extent permitted by law. Nothing in this Agreement may be relied upon or will benefit any party other than BUILDNET and GEA. This Agreement (a) will be governed by the substantive laws of the State of New York (without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction), (b) may not be assigned by either party without the prior written consent of the other (except that BUILDNET will have the right to subcontract portions of the BUILDNET Services to be performed by it so long as BUILDNET remains responsible for such performance), (c) is subject to the terms of the Master Agreement and
          (d) together with the attachments hereto (each of which are incorporated into this Agreement by this reference), constitutes the entire agreement of the Parties with respect to the subject matter hereof, superseding all previous representations, understandings or agreements with respect thereto.


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



         In Witness Whereof, the Parties have duly executed and delivered this Agreement as of the date first set forth above.


         GENERAL ELECTRIC COMPANY

                  By:
                     ------------------------------------------------------
                  Name:
                       ----------------------------------------------------
                  Title:
                        ---------------------------------------------------
                  Address:
                          -------------------------------------------------

                          -------------------------------------------------

                          -------------------------------------------------
                               Phone:
                                     --------------------------------------
                               Facsimile:
                                         ----------------------------------


         BUILDNET, INC.

                  By:
                     ------------------------------------------------------

                  Name: Keith Brown

                  Title: President

                  Address:     4815 Emperor Blvd, Suite 214
                               Research Triangle Park, North Carolina 27793

                               Phone:
                                     --------------------------------------
                               Facsimile:
                                         ----------------------------------


                                      34